Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2015, in the Registration Statement (Form S-1) and related Prospectus of LabStyle Innovations Corp., dated September 21, 2015.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
September 21, 2015	A Member of Ernst & Young Global